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                                          SUBSIDIARIES OF
                                      THE COOPER COMPANIES, INC.
                                       A DELAWARE CORPORATION

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                                                             JURISDICTION OF
NAME                                                          INCORPORATION
----                                                          -------------
The Cooper Healthcare Group, Inc.                               Delaware
CooperVision Pharmaceuticals, Inc.                              Delaware
CooperVision, Inc.                                              New York
CooperVision Inc.                                               Canada

Hospital Group of America, Inc.                                 Delaware
Hospital Group of Delaware, Inc.                                Delaware
Hospital Group, Inc.                                            Delaware
Residential Centers of Delaware, Inc.                           Delaware
Hospital Group of Illinois, Inc.                                Illinois
Hospital Group of Louisiana, Inc.                               Louisiana
Hospital Group of New Jersey, Inc.                              New Jersey
 Hampton Learning Center, Inc.                                  New Jersey
 HGNJ, Inc.                                                     New Jersey

CooperSurgical, Inc.                                            Delaware
 HBH Medizintechnik GmbH                                        Germany

The Cooper Real Estate Group, Inc.                              Delaware


NOTE:      Except  for  CooperSurgical  and   its 52% owned subsidiary,  HBH
Medizintechnik  GmbH,  each    subsidiary   is   wholly-owned    either   by
The   Cooper    Companies,  Inc.  or  by  the wholly-owned  subsidiary under which it is indented in the list above. In the case of CooperSurgical, Inc., 97.5% of the company is owned by The Cooper Companies, Inc. and the remaining 2.5% is owned by members of CooperSurgical's Medical Advisory Board.


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